    As filed with the Securities and Exchange Commission on August 28, 1996
                                                        File No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933





                      U.S. ALCOHOL TESTING OF AMERICA, INC.
             (Exact name of registrant as specified in its Charter)


        Delaware                                                22-2806310
(State or other jurisdic-                                    (I.R.S. Employer
 tion of incorporation                                      Identification No.)
    or organization)                                              Number)


                             10410 Trademark Street
                       Rancho Cucamonga, California 91730
                                 (909) 466-8378
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)





                                                     Copy to:

Mr. Robert Stutman                                   Robert W. Berend, Esq.
U.S. Alcohol Testing of America, Inc.                Gold & Wachtel, LLP
4517 North West 31st Avenue                          110 East 59th Street
Ft. Lauderdale, Florida  33309                       New York, New York  10022
(954) 739-9600                                       (212) 909-9500
(Name, address and telephone
number of agent for service)

         Approximate date of commencement of proposed sale to the public: As soon as practicable following the date on which this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed                   Proposed
Title of each                                        Maximum                    Maximum
Class of                                             Offering                   Aggregate                 Amount of
Securities                 Amount to be              Price                      Offering                  Registration
to be Registered           Registered                Per unit(1)                Price(1)                  Fee(2)
- ----------------           ------------              -----------                ---------                 ------------
Common Stock,              2,000,000
$.01 par value             shares                    $2.375(3)                  $4,750,000(3)             $1,638

Common Stock,
$.01 par value
issuable upon
exercise of                2,000,000
warrants                   shares                    $2.00(4)                   $4,000,000(4)             $1,379

Common Stock,
$.01 par value,
issuable upon
exercise of
warrants                   4,145,000                 $2.375(3)                  $9,844,375(3)             $3,395


                                                                                        Total             $6,412

(1)      Estimated solely for the purpose of calculating the registration fee.

(2)      Rounded to the nearest dollar.

(3) Pursuant to Rule 457(c) under the Securities Act, the closing sales price of the USAT Common Stock as reported on the American Stock Exchange on August 23, 1996 was taken as the offering price of the shares for the purpose of calculating the registration fee.

(4) Pursuant to Rule 457(g) under the Securities Act, the exercise price of the warrants was used for the purpose of calculating the registration fee.

(5) An indeterminate number of securities is being registered pursuant to Rule 416 under the Securities Act to cover any adjustment in the number of shares issuable as a result of the anti-dilution provisions of the Warrants.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429 under the Securities Act, this Registration Statement also constitutes Post-Effective Amendment No. 4 to the Registrant's Registration Statement on Form S-1, File No. 33-43337; Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-1, File No. 33-47855; Post-Effective Amendment No. 2 to the Registrant's Registration Statement on Form S-1, File No. 33-72680; and Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-1, File No. 33-90034.

                              CROSS REFERENCE SHEET

                    Pursuant to Item 501(b) of Regulation S-K

         Registration Statement
         Item Number and Caption                              Prospectus Caption
         -----------------------                              ------------------
1.       Forepart of the Registration                         Cover Page of Registration
         Statement and Outside Front                          Statement and Outside
         Cover Page of Prospectus                             Front Cover Page of
                                                              Prospectus

2.       Inside Front and Outside Back                        Inside Front Cover
         Cover Pages of Prospectus                            Page of Prospectus; Outside
                                                              Back Cover Page of Prospectus

3.       Summary Information,                                 Risk Factors; Prospectus
         Risk Factors and Ratio of                            Summary and Ratio of Earnings
         Earnings to Fixed Charges                            to Fixed Charges Are Not Applicable

4.       Use of Proceeds                                      Use of Proceeds

5.       Determination of Offering Price                      Not Applicable

6.       Dilution                                             Dilution

7.       Selling Security Holders                             Selling Stockholders

8.       Plan of Distribution                                 Cover Page; Plan of
                                                              Distribution

9.       Description of Securities                            Not Applicable
         to be Registered

10.      Interests of Named Experts                           Not Applicable
         and Counsel

11.      Material Changes

12.      Incorporation of Certain                             Incorporation of Certain
         Information by Reference                             Information by Reference

13.      Disclosure of Commission                             Commission Position on
         Position on Indemnification                          Indemnification
         for Securities Act Liabilities

PROSPECTUS


                      U.S. ALCOHOL TESTING OF AMERICA, INC.


               2,000,000 SHARES OF USAT COMMON STOCK ISSUABLE UPON
                    EXERCISE OF WARRANTS AND 9,755,275 SHARES
                         OFFERED BY SELLING STOCKHOLDERS


         U.S. Alcohol Testing of America, Inc. ("USAT), is offering, by this Prospectus, an aggregate of 2,000,000 shares of its Common Stock, $.01 par value (the "USAT Common Stock"), issuable upon the exercise of USAT Common Stock purchase warrants expiring December 17, 1999 (the "December 17 Warrants"). USAT will receive gross proceeds of $3,875,000 if all of the December 17 Warrants are exercised.

         In addition, the stockholders named in the table under the caption "Selling Stockholders" are offering, by this Prospectus, (1) an aggregate of 3,402,674 shares of the USAT Common Stock, all of which are currently outstanding, consisting of (a) an aggregate of 2,000,000 shares which were issued in a private placement by USAT, the final closing of which was held on February 14, 1996; (b) an aggregate of 500,000 shares of the USAT Common Stock issued in an acquisition on May 21, 1996; and (c) an aggregate of 902,674 shares of the USAT Common Stock previously issued upon the exercise of USAT Common Stock purchase warrants and a stock option; (2) an aggregate of 437,500 shares issuable upon the exercise of stock options (the "Options") expiring the later of 30 days from the date hereof or certain dates, the last of which is October 1, 1996; and (3) an aggregate of 5,915,101 shares of the USAT Common Stock issuable upon the exercise of USAT Common Stock purchase warrants expiring between September 1, 1996 and July 18, 2003. The Selling Stockholders have advised USAT that they may, from time to time, offer the foregoing 9,755,275 shares at the prices then prevailing on the American Stock Exchange or in isolated transactions, at negotiated prices, with institutional or other investors. USAT will not receive any of the proceeds from the sales of the shares of the USAT Common Stock by the Selling Stockholders.

         Since January 2, 1992, the USAT Common Stock has been listed and trades on the American Stock Exchange under the symbol "AAA." The closing price of the USAT Common Stock reported by such Exchange on August 23, 1996 was $2.375. See "Market Information."

         THE SHARES OFFERED BY THIS PROSPECTUS ARE SPECULATIVE IN THAT THEY INVOLVE CERTAIN RISKS. SEE "RISK FACTORS" COMMENCING ON PAGE 6 HEREOF FOR A DISCUSSION OF MATTERS WHICH SHOULD BE CONSIDERED BY PURCHASERS OF THESE SHARES.


===========================================================================================================================
                                                          Underwriting
                                                            Discounts                                     Proceeds
                                      Price to                 and               Proceeds to              to Other
                                       Public            Commissions(4)            Issuer                  Persons
- ---------------------------------------------------------------------------------------------------------------------------
Per share of Common Stock            $2.375 (1)                 0                    0                 $2.375 (1)
- ---------------------------------------------------------------------------------------------------------------------------
Per Warrant share                    $2.465 (2)                 0                $2.465 (2)               0
- ---------------------------------------------------------------------------------------------------------------------------
Per Option share                     $2.375 (3)                 0                $2.375 (3)               0
- ---------------------------------------------------------------------------------------------------------------------------
Total for Common Stock               $23,168,778 (1)            0                    0                 $23,168,778(1)
- ---------------------------------------------------------------------------------------------------------------------------
Total for Warrant shares             $18,947,378(2)             0                $18,947,378 (2)            0
- ---------------------------------------------------------------------------------------------------------------------------
Total for Option shares              $ 1,039,863 (3)            0                $1,039,863 (3)             0
===========================================================================================================================

(1) Based on the closing sales price of the USAT Common Stock on August 23, 1996 as reported by the American Stock Exchange.

(2) Based on the weighted average of the exercise prices of the USAT Common Stock purchase warrants.

(3)      Based on the exercise price of the Options.

(4)      Excludes expenses estimated at $50,000.


         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Prospectus is _____________ , 1996.

                              AVAILABLE INFORMATION


         USAT is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by USAT can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C., 20549. Because the USAT Common Stock is traded on the American Stock Exchange, reports, proxy and information statements and other information concerning USAT can also be inspected by contacting the American Stock Exchange, Inc., 86 Trinity Place, New York, NY 10006-1881.

         USAT has filed under the Securities Act of 1993, as amended (the "Securities Act"), a Registration Statement on Form S-3, File No. 333-_____________ (the "Registration Statement"), pursuant to which (1) USAT will offer an aggregate of 2,000,000 shares of the USAT Common Stock issuable upon the exercise of the December 17 Warrants and (2) certain of the Selling Stockholders named in this Prospectus will offer an aggregate of 4,145,000 shares of the USAT Common Stock issuable when and if the following USAT Common Stock purchase warrants (such USAT Common Stock purchase warrants, together with the December 17 Warrants, being collectively referred to herein as the "New Warrants") are exercised: (a) an aggregate of 60,000 shares issuable upon the exercise of New Warrants expiring November 15, 1998 (the "November 15 Warrants") issued to USAT directors and a consultant; (b) an aggregate of 700,000 shares issuable to an USAT director for his services upon the exercise of (i) a New Warrant expiring November 15, 1998 as to 400,000 shares, (ii) a New Warrant expiring November 15, 2000 as to 150,000 shares and (iii) a New Warrant also expiring November 15, 2000 as to 150,000 shares (such three New Warrants being collectively referred to herein as the "Director's Services Warrants"); (c) 300,000 shares issuable to the same director for his services in connection with securing the exercises of USAT Common Stock purchase warrants upon the exercise of a New Warrant expiring April 17, 1999 (the "Director's Second Services Warrant"); (d) an aggregate of 235,000 shares issuable to employees of USAT or a subsidiary thereof upon the exercise of New Warrants expiring between August 27, 1998 and July 18, 2003 (the "Employee Warrants"); (e) an aggregate of 200,000 shares issuable to two persons who are now employees of USAT (one of whom is now the Chairman of the Board and Chief Executive Officer), but were originally issued to the person who is now such officer for his consulting services, upon the exercise of New Warrants expiring December 13, 1998 (the "December 13 Warrants"); (f) an aggregate of 200,000 shares issuable to the former shareholders of Robert Stutman Associates, Inc. ("RSA") upon the exercise of New Warrants expiring March 31, 1999 (the "March 31 Warrants"), which warrant (the "RSA Consulting Warrant") was originally issued to RSA for its consulting services; (g) an aggregate of 900,000 shares issuable to the former RSA shareholders upon the exercise of New Warrants expiring May 20, 1999 (the "May 20 Warrants"), which May 20 Warrants were issued by USAT as part of the consideration for its purchase of RSA; (h) 600,000 shares issuable to the President and Chief Operating Officer of USAT upon the exercise of a New Warrant expiring May 12, 1999 (the "May 12 Warrant"); (i) 150,000 shares issuable to a person in settlement of litigation upon the exercise of a New Warrant expiring January 29, 2000 (the "January 29 Warrant"); (j) an aggregate of 100,000 shares issuable to two broker-dealers as a placement fee for a Regulation S offering upon the exercise of New Warrants expiring October 19, 2000 (the "October 19 Warrants"); and (k) 700,000 shares issuable to a consultant for his financial public relations services upon the exercise of a New Warrant expiring February 26, 1999 (the "February 26 Warrant"). USAT has also filed Post-Effective Amendment No. 1 to Registration Statement on Form S-1, File No. 33-90034 (the "January 1996 Registration Statement"), pursuant to which certain of the Selling Stockholders named in this Prospectus will offer an aggregate of 551,750 shares of the USAT Common Stock consisting of (1) an aggregate of 77,500 shares of the USAT Common Stock issuable upon the exercise of outstanding USAT Common Stock purchase warrants expiring on dates ranging between September 1, 1996 and December 31, 2001 (the "January 1996 Warrants"), (2) an aggregate of 437,500 shares of the USAT Common Stock issuable upon the exercise of outstanding options initially expiring August 1, 2004 (the "Options") granted under USAT's 1990 Restricted Stock, Non-Qualified and Incentive Stock Option Plan (the "1990 Option Plan"), (3) an aggregate of 24,250 shares of the USAT Common Stock received upon the prior exercises of the January 1996 Warrants and (4) 12,500 shares of the USAT Common Stock received upon the prior exercise of an Option pursuant to the 1990 Option Plan. USAT has also filed Post- Effective Amendment No. 4 to Registration Statement on Form S-1, File No. 33-43337 (the "January 1992 Registration Statement"), pursuant to which certain of the Selling Stockholders named in this Prospectus will offer an aggregate of 1,200,705 shares of the USAT Common Stock consisting of (1) an aggregate of 250,000 shares of the USAT Common Stock to be issued upon the exercise of a USAT Common Stock purchase warrant expiring September 1, 1996 (the "January 1992 Warrant"), (2) an aggregate of 500,000 shares of the USAT Common Stock registered as part of the Acquisition

Shares and issued to the former RSA shareholders and (3) an aggregate of 450,705 shares of the USAT Common Stock received upon the prior exercises of January 1992 Warrants. USAT has also filed Post Effective Amendment No. 3 to Registration Statement on Form S-1, File No. 33-47855 (the "September 1992 Registration Statement"), pursuant to which the Selling Stockholders named in this Prospectus will offer an aggregate of 1,782,070 shares of the USAT Common Stock consisting of (1) an aggregate of 1,381,351 shares of the USAT Common Stock to be issued upon the exercise of USAT Common Stock purchase warrants expiring between August 28, 1996 and December 31, 1997 (the "September 1992 Warrants") and (2) an aggregate of 400,719 shares of the USAT Common Stock received upon the prior exercises of the September 1992 Warrants. USAT has also filed Post-Effective Amendment No. 2 to Registration Statement on Form S-1, File No. 33-72680 (the "May 1994 Registration Statement"), pursuant to which certain of the Selling Stockholders named in this Prospectus will offer an aggregate of 75,750 shares of the USAT Common Stock consisting of (1) an aggregate of 61,250 shares to be issued upon the exercise of USAT Common Stock purchase warrants expiring between May 17, 1997 and September 1, 1998 (the "May 1994 Warrants") and (2) an aggregate of 14,500 shares of the USAT Common Stock received upon the prior exercises of the May 1994 Warrants. The New Warrants, the January 1996 Warrants, the January 1992 Warrants, the September 1992 Warrants and the May 1994 Warrants are collectively referred to herein as the "Warrants". The January 1992 Registration Statement also relates to an aggregate of 1,532,679 additional shares of the USAT Common Stock to be offered by USAT to effect future acquisitions and an aggregate of 977,321 additional shares already issued to effect acquisitions, but such shares of the Acquisition Shares are not being offered by this Prospectus.


                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Company hereby incorporates by reference in this Prospectus the following reports and registration statements of the Company filed pursuant to Sections 12 and 13 of the Exchange Act:

         1. Annual Report on Form 10-K for the fiscal year ended March 31, 1996;

         2. Quarterly Report on Form 10-Q for the quarter ended June 30, 1996;

         3. Current Report on Form 8-K/A filed on August 5, 1996; and

         4. Registration Statement on Form 8-A, File No. 0-18938.

         All reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request of such person, any of the documents incorporated by reference herein, except for the exhibits to such documents. Requests should be directed to Robert Stutman, Chairman of Board and Chief Executive Officer, U.S. Alcohol Testing of America, Inc., at the following address: 4517 North West 31st Avenue, Ft. Lauderdale, Florida 33309 or telephone number: (954) 739-9600. A reasonable fee for duplicating and mailing will be charged for a copy of any exhibit if such exhibit is requested.


                                   THE COMPANY

         U.S. Alcohol Testing of America, Inc. ("USAT") was incorporated on April 15, 1987 under the laws of Delaware to design, manufacture and market instruments which measure blood alcohol concentration by breath sample and analyzation. USAT maintains its principal executive offices at 10410 Trademark Street, Rancho Cucamonga, California 91730, and its telephone number is (909) 466-8378.

         USAT's subsidiaries operate in several different industries:

         1. U.S. Drug Testing, Inc. ("U.S. Drug"), which is 67.0% owned by USAT and whose common stock trades on the Pacific Coast Stock Exchange, is developing proprietary systems that will test for drug use.

         2. Good Ideas Enterprises, Inc. ("Good Ideas"), which is approximately 60.8% owned by USAT and whose common stock trades on the Pacific Coast Stock Exchange, markets and distributes a variety of traditional toy products for children of various ages.

         3. ProActive Synergies, Inc. ("ProActive"), which is a wholly-owned subsidiary of USAT incorporated in June 1995, provides single source services to assist corporations in their hiring practices ranging from substance abuse testing and background screening to total program management.

         4. On May 21, 1996, USAT completed its acquisition of RSA, a provider of corporate drug-free work place programs. Since January 1996, RSA has been designing policies and programs on substance abuse prevention for customers of the ProActive subsidiary.

         5. Alconet, Inc. ("Alconet"), which is a wholly-owned subsidiary acquired by USAT in March 1995, has developed an alcohol testing network to upload test results and information from various alcohol breath testing devices.

         U.S. Rubber Recycling, Inc. ("USRR"), which is a wholly- owned subsidiary of USAT, manufactured and marketed floor covering products for office and industrial use from used truck and bus tires. On April 30, 1996, USRR sold its assets to an unaffiliated third party and discontinued operations.

         USAT is also currently seeking to acquire the minority stock interests in U.S. Drug by an offer of shares of the USAT Common Stock to the minority stockholders of U.S. Drug as consideration for their consent to a merger (the "U.S. Drug Merger") of U.S. Drug with and into Drug Testing Acquisition Corp., a wholly-owned subsidiary of USAT. There can be no assurance that the U.S. Drug Merger will be successfully consummated.

         USAT is also currently seeking to acquire the minority stock interests in Good Ideas by an offer of shares of the USAT Common Stock to the minority stockholders of Good Ideas as consideration for their consent to a merger (the "Good Ideas Merger") of Good Ideas Acquisition Corp., a wholly-owned subsidiary of USAT, with and into Good Ideas. Good Ideas was treated as a discontinued operation in USAT's financial statements as of March 31, 1996. There can be no assurance that the Good Ideas Merger will be consummated.

         USAT and its subsidiaries will be collectively referred to herein as "the Company."


                                  RISK FACTORS

         The shares offered hereby are speculative, involve a high degree of risk and should not be purchased by anyone unable to afford a loss of his entire investment. In analyzing this offering, prospective investors should consider all of the matters set forth below.

         1. Operating Losses. The Company has sustained losses of $42,858,501 from inception through June 30, 1996. Management initiated cost reduction actions to reduce selling, general and administrative expenses in the fiscal year ended March 31, 1996 ("fiscal 1996"), which prospective savings were offset by the $903,000 in combined legal and other expenses incurred by both parties in the May to September 1995 consent solicitation contest, $250,000 in settlement of a claim by two then Alconet officers relating to their then employment and $397,000 of expenses incurred by Alconet, a subsidiary not included in the fiscal year ended March 31, 1995 ("fiscal 1995"). Without the expenses of the consent solicitation, management believes that the selling, general and administrative expenses can be reduced in the fiscal year ending March 31, 1997 ("fiscal 1997"); however, there can be no assurance that management's expectations will be realized in fiscal 1997 or thereafter. In addition, management has initiated an effort through ProActive, a subsidiary, to tap the human resource provider market which it believes can result in substantial revenues; acquired RSA on May 21, 1996, which company has been designing drug-free workplace policies and programs for ProActive clients since January 1996; will continue to attempt to sell its toy operations; and has sold on April 30, 1996 the assets of its rubber recycling operations, so that the Company can concentrate on alcohol and drug testing and the related RSA/ProActive operations as its core businesses. However, there can be no assurance that management will receive what it considers to be an acceptable offer for Good Ideas. In addition, the Board will liquidate Good Ideas if no acceptable offer is received by December 31, 1996. In addition, the decision to develop a saliva based drug testing product, rather than complete first the urine based drug testing product for marketing, will, in the opinion of management, enhance the Company's future growth, but has delayed the receipt of any revenues from U.S. Drug for at least one year later than fiscal 1997, if not longer, unless revenues are to be received from a marketing and/or development partner if and when such an agreement for such a partner is executed, as to which there can be no assurance, especially because management is not conducting any negotiations for such a partner. Accordingly, it is management's belief, especially in view of the significant losses in the fiscal year ended March 31, 1994 ("fiscal 1994"), fiscal 1995 and fiscal 1996, that, despite these management programs, the Company will not turn profitable in fiscal 1997 and that, pending development of the ProActive operations in conjunction with RSA, the timing of the U.S. Drug development work and the other management programs, it is currently too speculative to project as to when, if ever, the Company will become profitable.

         2. Need for Financing. Because of the then projected continuing losses from the Company's operations in fiscal 1996, USAT's management believed that it was necessary to secure additional equity, through the private placement of its securities, through the exercise of outstanding USAT Common Stock purchase warrants or stock options or through a combination of both, in order to offset the anticipated cash shortfall from operations. In November 1995, USAT authorized a private placement pursuant to Regulation D under the Securities Act offering 2,000,000 shares of the USAT Common Stock which resulted in $3,750,000 in gross proceeds upon the consummation of the offering on February 14, 1996. Management believes that, as a result of this financing, the proceeds from the sale of the assets of USRR, the recent and possible future exercises of the outstanding Warrants and Options and the cash to be generated from its operations, the Company will be able to meet its cash requirements during the next 12 months. However, there can be no assurance that this objective will be achieved and the Company in such event would have to seek new financing, which financing may not be available or, if available, may not be on acceptable terms. In addition, depending on market and other conditions relating to the individual holder, there can be no assurance that the outstanding Warrants and Options will be exercised and, if exercised, when. Since January 31, 1996 and through June 30, 1996, USAT Common Stock purchase warrants and stock options to purchase an aggregate of 2,482,824 shares of the USAT Common Stock were exercised for an aggregate exercise price of $4,421,588.

         In the event that the Company is unable to generate sufficient cash flow from operations or from sources other than operations as described in the preceding paragraph (which event, in USAT's management's opinion, is not likely to occur based upon the Company's past experience; however, there can be no assurance that management will be successful in its financing efforts), then the Company may have to reduce operations in order to survive, thereby not only resulting in less cash from operations currently, but also delaying future revenue growth. In such event the market price of the USAT Common Stock is likely to drop, not only discouraging the future exercises of USAT's Warrants and Options and possibly discouraging potential new investors, but also increasing the risk that a current investor in USAT may lose the value of his, her or its investment.

         3. Competition. The Company has a variety of competitors depending on the particular aspect of its business, many of which have far greater financial resources and marketing staffs than the Company. There can be no assurance that the Company will be able to compete successfully with these companies.

         Alcohol Testing

         The alcohol detection equipment industry is highly competitive. Although management believes that USAT's Alco- Analyzer 2100 is the only Department of Transportation approved evidential alcohol breath testing instrument utilizing gas chromatography, it still competes with other alcohol detection techniques developed by other companies. USAT competes with other small companies such as CMI Inc., Intoximeters, Inc. and Lifeloc, Inc., which also offer alcohol testing equipment. Although all of these competitors are believed currently to have greater revenues than USAT from sales of alcohol testing devices, management is of the opinion that only CMI, Inc., which is a subsidiary of MPD/MPH, may have greater financial resources than USAT. In addition, several companies, including Hoffman-LaRoche, Inc. ("Roche") and STC, Inc., offer an on-site screening saliva based alcohol test. Roche has, and several of these other companies may have, greater revenues and financial resources than the Company.

         Drug Testing

         The Company has not received any revenues from U.S. Drug because its products are still in the developmental stage. Currently U.S. Drug is developing two products which will screen for the presence of drugs of abuse, one which will utilize flow immunosensor technology with urine samples as a medium of testing and another which will utilize flow immunosensor technology with saliva samples as a medium of testing. If the products are developed, U.S. Drug will compete with many companies which currently utilize urine samples as a medium of testing, such as Syva (a division of Syntex Corporation), Roche, Marion Laboratories, Inc., Abbott Laboratories, Inc., Editek, Inc., Hycor Biomedical, Inc., Princeton Bio Meditech, Inc. and Biosite, Inc., major pharmaceutical companies which also provide substance abuse screening methods. Currently, to management's knowledge, no competitor is offering a saliva based testing product on an "on site" basis for drugs of abuse. However, management has been advised that one or more companies may have such product under development and, accordingly, there can be no assurance that a competitor will not offer such a product in the future. Even if no such product is offered, U.S. Drug anticipates competition from other substance abuse detection methods provided by the major companies mentioned in this paragraph. If U.S. Drug successfully completes development of first its saliva sample testing method and second its urine sample testing method, as to which there can be no assurance, it is not certain whether U.S. Drug will have the financial resources to compete successfully with other companies which have greater financial resources available to them without the assistance of a major pharmaceutical or other company possessing such resources. There can be no assurance that the assistance of such a company can be obtained, especially because none is currently being sought. In addition, U.S. Drug's delay in bringing a drug testing product to market may adversely affect its future marketing efforts because of the name recognition gained by competitors actively marketing a product during this interim period.

         Human Resource Provider Operations

         ProActive is a single source service provider, meaning that it is a provider of both substance abuse testing services and background screening services. A single source service provider is a relatively new concept. Additionally, the Company, through the acquisition in May 1996 of RSA, can also provide customized loss prevention services specifically designed to reduce the negative effect of workplace substance abuse. The competition from single source providers which ProActive currently encounters is primarily from small local and regional companies. To management's knowledge, currently there is no single source provider on a national level, which is what ProActive hopes to become, and there are no other providers of customized programs and policies like RSA. However, Laboratory Corporation of America, through Med-Express, is currently offering background screening services to corporations on a limited basis. Although, ProActive has experienced personnel in both the drug testing and investigative arena, there can be no assurance that ProActive will become successful in marketing its services as a single source provider on a national level. In addition, ProActive will face competition from other companies which provide each of these services separately such as the companies mentioned in the preceding subsections of this section "Competition" under this caption "Risk Factors" as it relates to substance abuse testing providers (including the laboratories which are vendors to ProActive), and local or regional investigative firms or private investigators (including vendors to ProActive) as it relates to background investigative services. Assuming that the combined RSA/ProActive operations achieve national status as a single source provider, there can be no assurance that existing or new companies will not enter the national marketplace to compete with the combined RSA/ProActive operations.

         4. No Common Stock Dividends. USAT has not paid any cash dividends on the USAT Common Stock and, based on the Company's cash requirements and continuing losses, does not anticipate paying cash dividends on the USAT Common Stock in the foreseeable future.

         5. Depressive Effect on Market of Warrant or Option Exercises, Potential 144 Sales and Untimely Sales by Selling Stockholders. Any exercise of the outstanding USAT Common Stock purchase warrants or stock options of USAT will increase the shares available for public trading, which may depress the public market price for the USAT Common Stock. USAT is required to maintain a current prospectus in order to permit the sale of shares underlying certain of USAT's warrants and USAT's options for any holder thereof who exercises. Because, prior to the date hereof, there was, in the opinion of counsel to USAT, no such prospectus complying with Section 10(a)(3) of the Securities Act, USAT filed the Registration Statement to secure such a prospectus. Accordingly, because the last of these USAT warrants and USAT options do not expire until November 15, 2000, the potential exercises and the subsequent sales thereof may act as an overhang on the market for the USAT Common Stock for a long period.

         As of August 22, 1996, 35,337,337 shares of the USAT Common Stock were issued and outstanding, 2,173,474 of which were held by current or former directors and executive officers of USAT and could only be sold pursuant to Rule 144 or another exemption under the Securities Act. Essentially, Rule 144 permits the sale of (a) restricted securities (as such term is defined in Rule 144(a)(3)) held by any person after a two-year holding period and (b) non-restricted securities held by affiliates of the issuer without any holding period, in brokerage transactions and in an amount equal to the greater of the average weekly reported trading volume during the prior four-week period or one percent of the issuer's outstanding common shares during any three-month period. If the stockholder has held the restricted securities for more than three years and has not been an affiliate for more than three months prior to the contemplated sale (the term "affiliate" being generally defined as a director, executive officer or a beneficial owner of such number of the outstanding shares of the USAT Common Stock as to be deemed in control of USAT), such stockholder may sell pursuant to Rule 144(k) under the Securities Act without regard to such a limitation on the number of shares.

         As of August 22, 1996, there were also reserved for issuance: (a) 250,000 shares of the USAT Common Stock issuable upon the exercise at $1.33 per share of the January 1992 Warrant; (b) 1,381,351 shares issuable upon the exercise at exercise prices ranging between $1.33 and $4.00 per share of the September 1992 Warrants; (c) 61,250 shares issuable upon the exercise at exercise prices ranging between $1.0625 and $4.00 per share of the May 1994 Warrants; (d) 82,750 shares issuable upon the exercise at exercise prices ranging between $2.00 and $2.50 per share of the January 1996 Warrants; (e) 2,000,000 shares issuable upon the exercise at $2.00 per share of the December 17 Warrants; (f) 185,207 shares issuable upon the conversion of the shares of the Class A Preferred Stock, $.01 par value (the "Class A Preferred Stock"); (g) 437,500 shares issuable upon the exercise at $2.375 per share of the Options granted under the 1990 Option Plan originally expiring August 1, 2004, but now expiring the later of (i) 30 days after the date hereof or (ii) 90 days after
(1) the optionee's employment terminated or terminates or (2), if the optionee is not an employee, the directorship terminated; (h) 60,000 shares issuable upon the exercise at $1.9375 per share of the November 15 Warrants issued to then new directors of USAT and a consultant; (i) 700,000 shares issuable upon the exercise of the Director's Services Warrants (as to 400,000 shares at $1.9375 per share), as to 150,000 shares at $3.00 per share and as to

150,000 shares at $4.00 per share) issued to a director in connection with his services in a capacity other than as a director, including those related to the then pending private placement pursuant to Regulation D under the Securities Act; (j) 300,000 shares issuable upon the exercise at $3.125 per share of the Director's Second Services Warrant issued to the same director for other services not in his capacity as a director; (k) 235,000 shares issuable upon the exercise at exercise prices ranging between $1.875 and $3.50 per share of the Employee Warrants issued to employees of the Company; (l) 200,000 shares issuable upon the exercise at $2.00 per share of the December 27 Employee Warrants issued to a then consultant to USAT for his acting as spokesperson for the Company's alcohol and drug testing operations (on April 18, 1996 he was named Chairman of the Board, Chief Executive Officer and a director of USAT) and part of which he transferred to another employee of USAT; (m) 200,000 shares issuable upon the exercise at $2.00 per share of the March 31 Warrants issued to RSA as a consultant to ProActive in consideration of its services rendered to ProActive operations (the warrant being divided among the RSA shareholders after the acquisition of RSA by USAT); (n) 900,000 shares issuable upon the exercise at $3.125 per share of the May 20 Warrants issued to the RSA shareholders as part of the RSA purchase price; (o) 600,000 shares issuable upon the exercise at $3.125 per share of the May 12 Warrant expiring May 12, 1999 issued to the new President and Chief Operating Officer of USAT; (p) 700,000 shares issuable upon the exercise at $2.4375 per share of the February 26 Warrant issued to a consultant to USAT for financial public relations services; (q) 100,000 shares issuable upon the exercise at $2.17 per share of the October 19 Warrants issued to the placement agents for a private placement pursuant to Regulation S under the Securities Act; and (r) 150,000 shares issuable upon the exercise at $2.25 per share of the January 29 Warrant issued to an individual in connection with settlement of a litigation against USAT. All of the foregoing Warrants and Options were granted at or above the fair market value of the USAT Common Stock on the respective date of grant. Were all of these 11,771,776 shares issuable upon the exercises of the foregoing Warrants and Options, the 185,207 shares issuable upon the conversion of the Class A Preferred Stock, and the shares described in the preceding paragraph which could be sold pursuant to Rule 144, or a substantial number of the foregoing shares, publicly sold over a short time period, the market price of the USAT Common Stock could decline significantly because the market might lack the capacity to absorb a large number of shares during a brief period. Such a decline in market price may make the terms of any future financing more difficult for USAT to consummate on a favorable basis.

         In addition, were the purchasers of 2,000,000 shares of the USAT Common Stock issued in the private placement as to which the final closing was held on February 14, 1996 and the former RSA shareholders for the 500,000 shares of the USAT Common Stock they received upon the acquisition of RSA by USAT to offer such shares pursuant to this Prospectus, particularly if a substantial number of these shares were offered for sale at the same time, such offerings could have the same adverse impact as described in the preceding paragraph. The 500,000 shares issued to the RSA shareholders were registered under the Securities Act as "Acquisition Shares" in the January 1992 Registration Statement, but required a post-effective amendment to the January 1992 Registration Statement being declared effective under the Securities Act for such shareholders to resell.

         To the extent that the Good Ideas Merger is consummated, shares of the USAT Common Stock will be issued to the Good Ideas Minority Stockholders. To the extent that the U.S. Drug Merger is consummated, shares of the USAT Common Stock will be issued to the minority stockholders of U.S. Drug. The aggregate of these shares of the Common Stock issued on such transactions will, with limited exceptions, be freely tradeable and, if a substantial number of these shares were offered for sale at the same time, such offerings could have the same adverse impact as described in the second preceding paragraph.

         6. Technological Changes. The substance abuse testing industry is a technological sensitive industry in that companies are constantly developing new methods and making changes to current methods for substance abuse detection in order to remain competitive. USAT competes, and, when its development stage for a saliva based test and a urine based test are completed, U.S. Drug will compete, with larger companies such as those named under the section "Competition" under this caption "Risk Factors," many of which have substantially greater financial resources available to them to invest in the research and development of their products than USAT and U.S. Drug. These competitors may develop products in the future which may render USAT's and U.S. Drug's products obsolete or non-competitive from a pricing point of view. To remain competitive, USAT and U.S. Drug may require substantial financial resources for personnel and other costs to conduct research and update current products to reflect the technological advances; however, such financial resources may not be available. In the alternative, depending on the progress in the drug testing research and development program (including the current feasibility study), U.S. Drug may at a later date seek a major pharmaceutical or other company to assist in the development program and, depending on the financial arrangements to be negotiated, such development partner may seek marketing rights to the products when and if successfully developed. Although such a partner may reduce certain current expenditures, it may later, by assuming marketing rights, reduce prospective revenues to U.S. Drug. Because of the stage of development of the product and the fact that no search or negotiations are currently being conducted, management believes that it is currently too speculative to anticipate U.S. Drug's competitive position based on the presence of a development and/or marketing partner. See the section "Need for Financing" under this caption "Risk Factors."

         7. Market Limitation for Alcohol Testing Products. The potential markets for USAT's alcohol testing products may be substantially limited to the ones in which it currently sells law enforcement, correctional facilities, medical and clinical facilities, alcohol treatment centers and emergency rooms. This market insofar as alcohol testing is concerned may be saturated and the opportunity for growth limited; however, management of USAT believes that the demand for alcohol testing could grow in the industrial market, in which USAT does some current selling, on a broader basis as did the demand for drug testing at an earlier date. There can be no assurance that such growth will occur or that, if the growth occurs, USAT will successfully penetrate the industrial market.

         8. Possible Market Making Restrictions. Unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, any soliciting broker-dealers will be prohibited from engaging in any market making activities regarding USAT's securities for two business days prior to any solicitation activity on behalf of the Selling Stockholders or the termination of any right that soliciting broker-dealers may have to receive a fee for the exercise of the Warrants following such solicitation. As a result, soliciting broker-dealers may be unable to continue to provide a market for USAT's securities during certain periods while the Warrants or the Options are exercisable.


                                    DILUTION

         As of June 30, 1996, there were 35,353,092 shares of the USAT Common Stock outstanding and the net tangible book value of USAT was $149,052 or $.004 per share of the USAT Common Stock. Net tangible book value per share of the USAT Common Stock is the tangible assets of USAT less all liabilities and the Class A Preferred Stock liquidation preference divided by the number of shares of the USAT Common Stock outstanding. If all shares of the Class A Preferred Stock are converted into shares of the USAT Common Stock, USAT would have 35,538,299 shares of the USAT Common Stock outstanding with a net tangible book value of $354,837 or $.01 per share of the USAT Common Stock. If all of the Warrants and the Options were exercised, USAT would have 43,890,900 shares of the USAT Common Stock outstanding with a net tangible book value of $20,621,776 or $.47 per share of the USAT Common Stock.

         The following table reflects the dilution incurred by the various holders of the Warrants and the Options after the exercise of their respective Warrants and Options and assuming the conversion of the Class A Preferred Stock as described in the preceding paragraph:

Net tangible book value per share before Warrant exercise               $.01
Dilution per share to $1.0625 Warrantholders                            $1.0525
Dilution per share to $1.33 Warrantholders                              $1.32
Dilution per share to $1.87 Warrantholders                              $1.86
Dilution per share to $1.875 Warrantholders                             $1.865
Dilution per share to $1.9375 Warrantholders                            $1.9275
Dilution per share to $2.00 Warrantholders                              $1.99
Dilution per share to $2.17 Warrantholders                              $2.16
Dilution per share to $2.1875 Warrantholders                            $2.1775
Dilution per share to $2.19 Warrantholders                              $2.18
Dilution per share to $2.22 Warrantholders                              $2.21
Dilution per share to $2.25 Warrantholders                              $2.24
Dilution per share to $2.3125 Warrantholders                            $2.3025
Dilution per share to $2.375 Optionholders                              $2.365
Dilution per share to $2.4375 Warrantholders                            $2.4275
Dilution per share to $2.50 Warrantholders                              $2.49
Dilution per share to $2.8125 Warrantholders                            $2.8025
Dilution per share to $3.00 Warrantholders                              $2.99
Dilution per share to $3.125 Warrantholders                             $3.115
Dilution per share to $3.50 Warrantholders                              $3.49
Dilution per share to $4.00 Warrantholders                              $3.99


(1) Shares of the USAT Common Stock are issuable upon the exercise of the Warrants and the Options are at the following exercise prices per share: 15,000 at $1.0625; 270,000 at $1.33; 92,795 at $1.87; 10,000 at
         $1.875; 465,000 at $1.9375; 2,440,000 at $2.00; 100,000 at $2.17;
         36,000 at $2.1875; 5,000 at $2.19; 1,185,856 at $2.22; 150,000 at
         $2.25; 15,000 at $2.3125; 437,500 at $2.375; 700,000 at $2.4375; 18,750
         at $2.50; 5,000 at $2.8125; 150,000 at $3.00; 1,800,000 at $3.125;
         194,000 at $3.50; and 150,000 at $4.00.

         Those investors purchasing shares of the USAT Common Stock from the Selling Stockholders would have a dilution of $2.275 per share based upon a market price of $2.375 as set forth on the front Cover Page of this Prospectus.


                                 USE OF PROCEEDS

         The net proceeds arising from the exercise of the Warrants and the Options is not ascertainable because there is no assurance of any such exercise. USAT will use these proceeds, if any, for general corporate purposes including salaries and working capital in no allocatable order of priority. If all Warrants and Options whose underlying shares are being offered by this Prospectus were exercised, USAT would realize net proceeds of $19,986,941. If less than all of the Warrants and the Options are exercised, working capital would be reduced or eliminated and the funds received would be applied without priority to advertising and marketing programs. USAT will receive no proceeds from the subsequent sales by the Selling Stockholders of the shares of the USAT Common Stock to be issued to them upon the exercise of the Warrants and Options.


                              SELLING STOCKHOLDERS

         The table below sets forth (1) the number of shares of the USAT Common Stock (an aggregate of 2,000,000 shares) registered under the Securities Act pursuant to the Registration Statement and to be offered by the Selling Stockholders named in the following table pursuant to this Prospectus; (2) the number of shares of the USAT Common Stock owned beneficially by each such Selling Stockholder before and after such offering; and (3) the percentage of beneficial ownership before and after the offering. The shares reported in the table as being beneficially owned reflect or include (1) an aggregate of 2,000,000 shares of the USAT Common Stock purchased in a private placement pursuant to Regulation D under the Securities Act, the closings under which were held between December 18, 1995 and February 14, 1996, and (2) an aggregate of 2,000,000 shares of the USAT Common Stock issuable upon the exercise of the December 17 Warrants. The shares issuable upon the exercise of the December 17 Warrants have been registered under the Securities Act pursuant to the Registration Statement for issuance by USAT and, in the opinion of Gold & Wachtel, LLP, counsel to USAT, because none of such holders is an affiliate of USAT as such term is defined in Rule 405 under the Securities Act, none of the holders are required, upon resale after exercise, to deliver a prospectus naming such holder as a Selling Stockholder and otherwise complying with Section 10(a)(3) under the Securities Act.

                                                  Number of Shares                              Percentage(1)
                                      ----------------------------------------                 ---------------
Name                                   Before         Offered           After                  Before    After
- ----                                   ------         -------           -----                  ------    -----
Agia, Mallis & Pautler                100,000           50,000          50,000                   nil      nil
   Profit Sharing Plan

Mallis Limited Partnership            500,000          250,000         250,000                   nil      nil

Schwartz Family Limited               200,000          100,000         150,000                   nil      nil
   Partnership

John and Arthur Schwartz              200,000          100,000         100,000                   nil      nil

Martin W. Rosen                       500,000          250,000         250,000                   1.4      nil

Thomas and H. Lawrence                100,000           50,000          50,000                   nil      nil
   Kaufman Family Partnership

Frank and Patricia Musolino           800,000          400,000         400,000                   2.3      1.1

Henry H. Ramseur                      100,000           50,000          50,000                   nil      nil

                                                  Number of Shares                              Percentage(1)
                                      ----------------------------------------                 ---------------
Name                                   Before         Offered           After                  Before    After
- ----                                   ------         -------           -----                  ------    -----
Arthur Gordon                         100,000           50,000          50,000                   nil      nil

Harold S. Rosen                       100,000           50,000          50,000                   nil      nil

Walter Schlessel                      100,000           50,000          50,000                   nil      nil

Jack and Anita Elias                  100,000           50,000          50,000                   nil      nil

Sanford Miller                        500,000          250,000         250,000                   1.4      nil

Townsview Properties Limited          100,000           50,000          50,000                   nil      nil

Martin B. Perlman                     100,000           50,000          50,000                   nil      nil

Richard R. Kreitler                   100,000           50,000          50,000                   nil      nil

Craig and Barbara Wertkin             100,000           50,000          50,000                   nil      nil

Craig S. Wertkin                      100,000           50,000          50,000                   nil      nil

David E. Leven                        100,000           50,000          50,000                   nil      nil

- -----------------------
(1) The percentages computed in this column of the table are based upon 35,353,092 shares of the USAT Common Stock outstanding on August 22, 1996 and effect being given, where appropriate, pursuant to Rule 13d-3(d)(1)(i) under the Exchange Act, to shares issuable upon the exercise of the Warrants and the Options which are currently exercisable or exercisable within 60 days of August 22, 1995.

         The table below sets forth (1) the number of shares of the USAT Common Stock (an aggregate of 7,151,705 shares) registered under the Securities Act pursuant to the Registration Statement and the January 1992 Registration Statement and to be offered by those of the Selling Stockholders named in the following table pursuant to this Prospectus after, except for an aggregate of 2,750,300 shares of the USAT Common Stock, the exercise of the New Warrants and the January 1992 Warrant granted to him or her; (2) the number of shares of the USAT Common Stock owned beneficially by each such Selling Stockholder before and after such offering; and (3) the percentage of beneficial ownership before and after the offering.

                                                  Number of Shares                              Percentage(1)
                                      ----------------------------------------                 ---------------
Name                                   Before         Offered           After                  Before    After
- ----                                   ------         -------           -----                  ------    -----
Alan I. Goldman (2)                   10,000 (3)        10,000 (3)        0                     nil        0
Peter M. Mark (2)                    567,600 (3)        10,000 (3)    557,600                   1.6       1.6
John C. Lawn (2)                      10,000 (3)        10,000 (3)        0                     nil        0
Linda H. Masterson (4)               610,000 (5)       610,000 (5)        0                     1.7        0
Michael McCord (6)                   413,808 (7)        10,000 (7)    403,808                   1.2       1.1
Lee S. Rosen (2)                   1,478,648 (8)     1,010,000 (8)    468,648                   4.1       1.3
Robert Stutman (9)                   971,500 (10)      971,500 (10)       0                     2.7        0

                                                  Number of Shares                              Percentage(1)
                                      ----------------------------------------                 ---------------
Name                                   Before         Offered           After                  Before    After
- ----                                   ------         -------           -----                  ------    -----
Brian L. Stutman                     636,500 (11)      636,500 (11)       0                     1.8        0
Sandra Debow                          57,000 (12)        7,000 (12)       0                     nil        0
Michael Rochelle                     120,000 (13)      120,000 (13)       0                     nil        0
Kimberly Rochelle                     40,000 (14)       40,000 (14)       0                     nil        0
Joseph Bradley (15)                   10,000 (16)       10,000 (15)       0                     nil        0
Erica Kline                            5,000 (17)        5,000 (17)       0                     nil        0
Shoreh Moheb                          10,000 (18)       10,000 (18)       0                     nil        0
Patricia Starling                     10,000 (19)       10,000 (19)       0                     nil        0
Greg Uyeda                             3,000 (20)        3,000 (20)       0                     nil        0
Leonard DePino                         3,000 (20)        3,000 (20)       0                     nil        0
Steven Kline                          68,000 (21)       55,000 (21)     13,000                  nil
Christine Clearwater                  30,000 (22)       30,000 (22)       0                     nil        0
William Current                       39,000 (23)       39,000 (23)       0                     nil        0
Brick Bradford                        30,000 (24)       30,000 (24)       0                     nil        0
Gary Geddig                            5,000 (25)        5,000 (25)       0                     nil        0
Martin Walsh                           5,000 (26)        5,000 (26)       0                     nil        0
Robert E. Reed                         5,000 (26)        5,000 (26)       0                     nil        0
Jonathan J. Pallin                   150,000 (27)      150,000 (27)       0                     nil        0
Lyle K. Pfeffer                      700,000 (28)      700,000 (28)       0                     1.9        0
Pacific Miners                        50,000 (29)       50,000 (29)       0                     nil        0
Aires Peak                            50,000 (29)       50,000 (29)       0                     nil        0
Michael J. Witham (30)               462,750 (31)      315,000 (31)    147,750 (31)             1.3       nil
James C. Witham (32)               1,342,030 (33)      283,530 (33)  1,058,500 (33)             3.8       3.0
Karen B. Laustsen (34)               178,925 (35)       76,925 (35)    202,000 (35)             nil       nil
Roger Tatum                           17,500 (36)       17,500 (36)       0                     nil        0
George Berger (37)                    41,125 (38)       20,250 (38)     15,875                  nil       nil

- --------------

(1) The percentages computed in this column of the table are based upon 35,337,337 shares of the USAT Common Stock outstanding on August 22, 1996 and effect being given, where appropriate, pursuant to Rule 13d-3(d)(1)(i) under the Exchange Act, to shares issuable upon the exercise of the Warrants and the Options which are currently exercisable or exercisable within 60 days of August 22, 1995.

(2)      A director of USAT.

(3) The shares reported in this table include or reflect 10,000 shares of the USAT Common Stock issuable upon the exercise at $1.9375 per share of a November 15 Warrant issued to the holder as a director of USAT who, at the date of grant, was not employed by USAT or any subsidiary thereof.

(4) Ms. Masterson, a director of USAT since September 26, 1995, became its President and Chief Operating Officer effective May 13, 1996.

(5) The shares reported in the table reflect (a) 10,000 shares of the USAT Common Stock issuable upon the exercise at $1.9375 per share of a November 15 Warrant issued to her as a director of USAT on the same basis as described in note (3) to the table; and (b) 600,000 shares issuable upon the exercise at $3.125 per share of the May 12 Warrant issued pursuant to Ms. Masterson's terms of employment. The May 12 Warrant is currently exercisable as to 50,000 shares and becomes exercisable as to 100,000 shares at the end of her first year of employment and as to 150,000 shares at the end of each of her second, third and fourth years of employment. She has three years, from the date each installment becomes exercisable, to exercise as to such installment, so that the expiration date for the last installment is May 12, 2003.

(6)      A consultant to the USAT Board.

(7) The shares reported in the table include 10,000 shares of the USAT Common Stock issuable upon the exercise at $1.9375 per share of a November 15 Warrant issued to him as a consultant to the Board of USAT.

(8) The shares reported in the table include (a) 10,000 shares of the USAT Common Stock issuable upon the exercise at $1.9375 per share of a November 15 Warrant issued to Mr. Rosen on the same basis as those described in note (3) to this table; (b) 400,000 shares issuable upon the exercise at $1.9375 per share of a Director's Services Warrant; (c) 150,000 shares upon the exercise at $3.00 per share of a Director's Services Warrant; (d) 150,000 shares upon the exercise at $4.00 per share of a Director's Services Warrant; and (e) 300,000 shares issuable upon the exercise at $3.125 per share of the Director's Second Services Warrant issued to Mr. Rosen as consideration for assisting in the exercise of USAT Common Stock purchase warrants. The Director's Services Warrants described in (b), (c) and (d) were issued to Mr. Rosen as consideration for his services, including those related to the private placement consummated in February 1996. 50,000 of the shares subject to each of the Director's Services Warrants described in (c) and (d) may be forfeited if none of the December 17 Warrants are exercised and may be reduced in the number of shares which may be exercised pro rata to the exercise of the December 17 Warrants.

(9) Mr. Stutman was elected Chairman of the Board and a director of USAT and designated as its Chief Executive Officer on April 18, 1996.

(10) The shares reported in the table include (a) 127,500 shares of the USAT Common Stock issuable upon the exercise at $2.00 per share of a December 13 Warrant issued to him for his consulting services; (b) 105,500 shares issuable upon the exercise at $2.00 per share of a March 31 Warrant issued to him when the RSA Consulting Warrant to purchase 200,000 shares to be issued to RSA was divided among the former RSA shareholders; (c) 474,750 shares issuable upon the exercise at $3.125 per share of a May 20 Warrant issued to him in exchange for his ownership interest in RSA; and (d) 263,750 shares of the Acquisition Shares also issued to him in exchange for his ownership interest in RSA.

(11) The shares reported in the table reflect (a) 72,500 shares of the USAT Common Stock issuable upon the exercise at $2.00 per share of a December 13 Warrant transferred to him by Robert Stutman, who received the same initially for the latter's consulting services as described in Note (10) to the table; (b) 70,500 shares issuable upon the exercise at $2.00 per share of a March 31 Warrant issued to him when the RSA Consulting Warrant was divided among the former RSA shareholders; (c) 317,250 shares issuable upon the exercise at $3.125 per share of a May 20 Warrant issued to him in exchange for his ownership interest in RSA; and (d) 176,250 shares of the Acquisition Shares also issued to him in exchange for his ownership interest in RSA.

(12) The shares reported in the table reflect (a) 4,000 shares of the USAT Common Stock issuable upon the exercise at $2.00 per share of a March 31 Warrant issued to her when the RSA Consulting Warrant was divided among the former RSA shareholders; (b) 18,000 shares issuable upon the exercise at $3.125 per share of a May 20 Warrant issued to her in exchange for her ownership interest in RSA; (c) 10,000 shares of the Acquisition Shares also issued to her in exchange for her ownership interest in RSA; and (d) 25,000 shares issuable upon the exercise at $3.50 per share of an Employee Warrant which becomes exercisable as to 6,250 shares on each anniversary date of June 10, 1996 over a four-year period. The holder has three years from the date the Employee Warrant becomes exercisable as to an installment to exercise as to such installment, so that the expiration date for the last installment will be June 9, 2003.

(13) The shares reported in the table reflect (a) 15,000 shares of the USAT Common Stock issuable upon the exercise at $2.00 per share of a March 31 Warrant issued to him when the RSA Consulting Warrant was divided among the former RSA shareholders; (b) shares issuable upon the exercise at $3.125 per share of a May 20 Warrant issued to him in exchange for his ownership interest in RSA; and (c) 37,500 shares of the Acquisition Shares also issued to him in exchange for his or her ownership interest in RSA.

(14) The shares reported in the table reflect (a) 5,000 shares of the USAT Common Stock issuable upon the exercise at $2.00 per share of a March 31 Warrant issued to her when the RSA Consulting Warrant was divided among the former RSA shareholders; (b) 22,500 shares issuable upon the exercise at $3.125 per share of a May 20 Warrant issued to her in exchange for her ownership interest in RSA; and (c) 12,500 shares of the Acquisition Shares also issued to her in exchange for her ownership interest in RSA.

(15) Treasurer, Acting Chief Financial Officer and Acting Chief Accounting Officer of USAT.

(16) The shares reported in the table reflect 10,000 shares of the USAT Common Stock issuable upon the exercise at $1.875 per share of an Employee Warrant expiring January 2, 1999.

(17) The shares reported in the table reflect 5,000 shares of the USAT Common Stock issuable upon the exercise at $2.8125 per share of an Employee Warrant expiring August 27, 1998.

(18) The shares reported in the table reflect (a) 5,000 shares of the USAT Common Stock issuable upon the exercise at $1.9375 per share of an Employee Warrant expiring January 31, 1999 and (b) 5,000 shares issuable upon the exercise at $3.50 per share of an Employee Warrant which becomes exercisable as to 1,250 shares on each anniversary date of May 2, 1996 over a four-year period. The holder has three years, from the date the Employee Warrant becomes exercisable as to an installment, to exercise as to such installment, so that the expiration date for the last installment is May 1, 2003. She also is eligible to receive a Common Stock purchase warrant, also exercisable at $3.50 per share, to acquire 5,000 shares if certain performance criteria are met. The underlying shares subject to such warrant are not being registered under the Securities Act in the Registration Statement and, accordingly, the shares are not being offered for resale pursuant to this Prospectus.

(19) The shares reported in the table reflect 10,000 shares of the USAT Common Stock issuable upon the exercise at $2.00 per share of an Employee Warrant expiring December 27, 1998.

(20) The shares reported in the table reflect 3,000 shares of the USAT Common Stock issuable upon the exercise at

         $2.1875 per share of an Employee Warrant expiring July 19, 1999.

(21) The shares reported in the table as being beneficially owned reflect 3,000 shares of the USAT Common Stock allocated to this officer and employee of a subsidiary on May 3, 1996; (b) 5,000 shares issuable upon the exercise at $2.3125 per share of an Employee Warrant expiring July 17, 1998 and being offered pursuant to this Prospectus as indicated in the table; (c) 10,000 shares issuable upon the exercise at $2.3125 per share of a January 1996 Warrant expiring July 17, 1998, which shares are being offered for resale by the holder after exercise pursuant to this Prospectus as indicated in the fourth table under this caption "Selling Stockholders;" and (d) 50,000 shares issuable upon the exercise at $3.50 per share of an Employee Warrant which becomes exercisable as to 12,500 shares on each anniversary date of May 3, 1996 over a four-year period and which 50,000 shares are being offered pursuant to this Prospectus as indicated in the table. The holder has three years, from the date the Employee Warrant becomes exercisable as to an installment, to exercise as to such installment, so that the expiration date for the last installment is May 2, 2003. He also is eligible to receive a Common Stock purchase Warrant, also exercisable at $3.50 per share, to acquire 20,000 shares if certain performance criteria are met. The underlying shares subject to such warrant are not being registered under the Securities Act in the Registration Statement and, accordingly, the shares are not being offered for resale pursuant to this Prospectus.

(22) The shares reported in the table reflect 30,000 shares of the USAT Common Stock issuable upon the exercise at $3.50 per share of an Employee Warrant which becomes exercisable as to 7,500 shares on each anniversary date of May 15, 1996 over a four-year period. The holder has three years, from the date the Employee Warrant becomes exercisable as to an installment, to exercise as to such installment, so that the expiration date for the last installment is May 14, 2003.

(23) The shares reported in the table reflect 39,000 shares of the USAT Common Stock issuable upon the exercise at $3.50 per share of an Employee Warrant which becomes exercisable as to 9,750 shares on each anniversary date of May 1, 1996 over a four-year period. The holder has three years, from the date the Employee Warrant becomes exercisable as to an installment, to exercise as to such installment, so that the expiration date for the last installment is April 30, 2003. He also is eligible to receive Common stock purchase warrants, also exercisable at $3.50 per share, to acquire additional shares (in blocks of 10,000 shares) if certain performance criteria are not. The underlying shares subject to these warrants are not being registered under the Securities Act and, accordingly, are not being offered for resale by the holder pursuant to this Prospectus.

(24) The shares reported in the table reflect 30,000 shares of the USAT Common Stock issuable upon the exercise at $3.50 per share of an Employee Warrant which becomes exercisable as to 7,500 shares on each anniversary date of April 30, 1996 over a four-year period. The holder has three years, from the date the Employee Warrant becomes exercisable as to an installment, to exercise as to such installment, so that the expiration date for the last installment is April 29, 2003.

(25) The shares reported in the table reflect 5,000 shares of the USAT Common Stock issuable upon the exercise at $3.50 per share of an Employee Warrant which becomes exercisable as to 1,250 shares on each anniversary date of July 19, 1996 over a four-year period. The holder has three years, from the date the Employee Warrant becomes exercisable as to an installment, to exercise as to such installment, so that the expiration date for the last installment is July 18, 2003.

(26) The shares reported in the table reflect 5,000 shares of the USAT Common Stock issuable upon the exercise at $3.50 per share on each anniversary date of July 8, 1996 over a four-year period. The holder has three years, from the date the Employee Warrant becomes exercisable as to an installment, to exercise as to such installment, so that the expiration date for the last installment is July 7, 2003.

(27) The shares reported in the table reflect issuable upon the exercise at $2.25 per share of the January 29 Warrant issued to the Selling Stockholder upon settlement of litigation.

(28) The shares reported in the table reflect shares issuable upon the exercise at $2.4375 of the February 26 Warrant issued to the Selling Stockholder for his financial public relations consulting services.

(29) The shares reported in the table reflect shares issuable upon the exercise at $2.17 per share of a October 19 Warrant issued to the Selling Stockholder as a placement fee for an offering by USAT pursuant to Regulation S under the Securities Act.

(30)     A former Vice President of USAT.

(31)     The shares reported in the table as being beneficially owned reflect
         (a) 250,000 shares issuable at $1.33 per share upon the exercise of a January 1992 Warrant and being offered pursuant to this Prospectus as indicated in this table; (b) 60,000 shares issuable at $2.375 per share upon the exercise of an Option and being offered pursuant to this Prospectus as indicated in the third table under this caption "The Selling Stockholders;" (c) 65,000 shares acquired upon a prior exercise of the January 1992 Warrant and being offered pursuant to this Prospectus as indicated in this table; and (d) 87,750 other shares.

(32) The former Chairman, President and Chief Executive Officer and a former director of USAT.

(33) The shares reported in the table reflect (a) 283,530 shares of the USAT Common Stock received upon the exercise of January 1992 Warrant and being offered pursuant to this Prospectus as indicated in this table;
         (b) 180,000 shares issuable upon the exercise of an Option and being offered pursuant to this Prospectus as indicated in the third table under this caption "Selling Stockholders;" and (c) 878,500 other shares.

(34)     A former Executive Vice President and director of USAT.

(35) The shares reported in the table reflect (a) 76,925 shares of the USAT Common Stock received upon the exercise of a January 1992 Warrant and being offered pursuant to this Prospectus as indicated in this table;
         (b) 100,000 shares issuable upon the exercise of an Option and being offered pursuant to this Prospectus as indicated in the third table under this caption "Selling Stockholders;" and (c) 102,000 other shares.

(36) The shares reported in the table reflect shares of the USAT Common Stock received upon the exercise of a January 1992 Warrant and being offered pursuant to this Prospectus as indicated in this table.

(37)     A former Secretary of USAT.

(38) The shares reported in the table reflect (a) 20,250 shares of the USAT Common Stock received upon the exercise of a January 1992 Warrant and being offered pursuant to this Prospectus as indicated in this table;
         (b) 5,000 shares issuable upon the exercise of an Option and being offered pursuant to this Prospectus as indicated in the third table under this caption "Selling Stockholders;" and (c) 15,875 other shares.

         The table below sets forth (1) the number of shares of the USAT Common Stock (an aggregate of 437,500 shares) registered under the Securities Act pursuant to the January 1996 Registration Statement and to be offered by each of the Selling Stockholders named in the following table pursuant to this Prospectus after the exercise at $2.375 per share of the Option granted to him or her pursuant to the 1990 Option Plan, (2) the number of shares of the USAT Common Stock beneficially owned by each such Selling Stockholder before and after such offering and (3) the percentage of beneficial ownership before and after the offering.

                                                  Number of Shares                              Percentage(1)
                                      ----------------------------------------                 ---------------
Name                                   Before         Offered           After                  Before    After
- ----                                   ------         -------           -----                  ------    -----
James C. Witham (2)                 1,342,030 (3)    180,000 (3)     1,162,030 (3)              3.8       3.3
Gary S. Wolff (4)                     105,000 (5)     80,000 (5)        25,000 (5)              nil       nil
Karen B. Laustsen (6)                 278,925 (7)    100,000 (7)       178,925 (7)              nil       nil
William DiTuro (8)                     37,600 (9)     12,500 (9)        25,100 (9)              nil       nil
Michael J. Witham (10)                462,750 (11)    60,000 (11)      402,750 (11)             nil       nil
George Berger (12)                     41,125 (13)     5,000 (13)       36,125 (13)             nil       nil

- ----------------------

(1) The percentages computed in this column of the table are based upon 35,353,092 shares of the USAT Common Stock outstanding on August 22, 1996 and effect being given, where appropriate, pursuant to Rule 13d-3(d)(1)(i) under the Exchange Act, to shares issuable upon the exercise of the Options and the Warrants, all of which insofar as they relate to Selling Stockholders in the table are currently exercisable.

(2) The former Chairman, President and Chief Executive Officer and a former director of USAT.

(3) The shares reported in the table reflect (a) 180,000 shares of the USAT Common Stock issuable upon the exercise of an Option and being offered pursuant to this Prospectus as indicated in this table; (b) 283,530 shares received upon the exercise of a January 1992 Warrant and being offered pursuant to this Prospectus as indicated in the second table under this caption "Selling Stockholders"; and (c) 878,500 other shares.

(4) The former Treasurer, Chief Financial Officer and Chief Accounting Officer of USAT.

(5) The shares reported in the table reflect (a) 80,000 shares of the USAT Common Stock issuable upon the exercise of an Option and being offered pursuant to this Prospectus as indicated in this table; (b) an aggregate of 25,000 shares issuable upon the exercise of May 1994 Warrants and being offered pursuant to this Prospectus as indicated in the fourth table under this caption "Selling Stockholders;" and (c) 144,226 other shares.

(6)      A former Executive Vice President and director of USAT.

(7) The shares reported in the table reflect (a) 100,000 shares of the USAT Common Stock issuable upon the exercise of an Option and being offered pursuant to this Prospectus as indicated in this table; (b) 76,925 shares of the USAT Common Stock received upon the exercise of a January 1992 Warrant and being offered pursuant to this Prospectus indicated in the second table under this caption "Selling Stockholders;" and (c) 102,000 other shares.

(8)      A former director of USAT.

(9) The shares reported in the table reflect (a) 12,500 shares of the USAT Common Stock issuable upon the exercise of an Option and being offered pursuant to this Prospectus as indicated in this table; (b) 10,000 shares issuable upon the exercise of a May 1994 Warrant and being offered pursuant to this Prospectus as indicated in the fourth table under this caption "Selling Stockholders;" and (c) 15,100 other shares.

(10)     A former Vice President of USAT.

(11) The shares reported in the table reflect (a) 60,000 shares of the USAT Common Stock issuable upon the exercise of an Option and being offered pursuant to this Prospectus as indicated in this table; (b) 250,000 shares issuable upon the exercise of a January 1992 Warrant and being offered pursuant to this Prospectus as indicated in the second table under this caption "Selling Stockholders;" (c) 65,000 shares received upon the exercise of a January 1992 Warrant and being offered pursuant to this Prospectus as indicated in the second table under this caption "Selling Stockholders;" and (c) 87,750 other shares.

(12)     A former Secretary of USAT.

(13) The shares reported in the table reflect (a) 5,000 shares of the USAT Common stock issuable upon the exercise of an Option and being offered pursuant to this Prospectus as indicated in this table; (b) 20,250 shares received upon the exercise of a January 1992 Warrant and being offered pursuant to this Prospectus as indicated in the second table under this caption "Selling Stockholders;" (c) 15,875 other shares.

         The table below sets forth (1) the number of shares of the USAT Common Stock (an aggregate of 138,750 shares) issuable upon the exercise of the May 1994 Warrants (61,250 shares) and the January 1996 Warrants (77,500 shares), which shares were registered under the Securities Act pursuant to the May 1994 Registration Statement and the January 1996 Registration Statement and are being offered pursuant to this Prospectus by the Selling Stockholders named in the table after the exercise of the May 1994 Warrants and the January 1996 Warrants;
(2) the exercise price of the May 1994 Warrants and the January 1996 Warrants; and (3) the expiration dates of the May 1994 Warrants and the January 1996 Warrants. None of the Selling Stockholders named in the table owns 1% or more of the out-standing shares of the USAT Common Stock before or after this offering. During the past three years, none of the Selling Stockholders had any relationship with USAT other than as a securityholder of USAT except as indicated in a note to the table.

                                                              Number of                 Exercise                   Expiration
Name                                                          Shares                    Price                      Date
- ----                                                          ---------                 --------                   ----------
Gary S. Wolff (1)                                             15,000 (2)                $1.06                      11/1/97
                                                              10,000                    $4.00                      5/17/97
Glenn A. Bergenfield (3)                                      10,000 (4)                $4.00                      5/17/97
William DiTuro (3)                                            10,000 (2)                $4.00                      5/17/97
Clifford Bennett (4)                                           5,000                    $2.19                      9/1/98
                                                               7,500                    $2.50                      9/1/98
Debra Sands (5)                                                5,000                    $2.1875                    7/19/99
James Velnosky (6)                                            10,000                    $2.00                      12/31/99
                                                              10,000                    $2.00                      12/31/2000
                                                              10,000                    $2.00                      12/31/2001
Norman Shifrin                                                 9,625                    $2.1875                    7/19/99
Arthur Meisner                                                 5,750                    $2.1875                    7/19/99
Irmgard Kaufhold                                               9,625                    $2.1875                    7/19/99
James Whelan (5)                                              11,250                    $2.50                      4/15/98
Steven Kline (6)                                              10,000                    $2.3125                    7/17/99

- --------------------

(1) The former Treasurer, Chief Financial Officer and Chief Accounting Officer of USAT.

(2) See the third table under this caption "Selling Stockholders" for information as to his Option also being offered pursuant to this Prospectus.

(3)      A former director of USAT.

(4) The shares reported in the table do not include 12,500 shares received upon the exercise of an Option and being offered pursuant to this Prospectus as indicated in the fifth table under this caption "Selling Stockholders."

(5)      A former employee of USAT or a subsidiary of USAT.

(6)      Employed by USAT or one of its subsidiaries.

         The table below sets forth (1) the number of shares of the USAT Common Stock (an aggregate of 1,381,351 shares) issuable upon the exercise of the September 1992 Warrants, which shares were registered under the Securities Act pursuant to this September 1992 Registration Statement and are being offered pursuant to this Prospectus by the Selling Stockholders named in the table after the exercise of the September 1992 Warrants; (2) the exercise prices of the September 1992 Warrants; and (3) the expiration dates of the September 1992 Warrants. None of the Selling Stockholders named in the table owns 1% or more of the outstanding shares of the USAT Common Stock before or after this offering. During the past three years, none of these Selling Stockholders had any relationship with USAT other than as a securityholder of USAT except as indicated in a note to the table.

                                                              Number of                 Exercise                   Expiration
Name                                                          Shares                    Price                      Date
- ----                                                          ---------                 --------                   ----------
Tuck Trainor                                                   20,000                   $1.33                      8/28/96
Dennis Ringer                                                  10,000                   $2.22                      9/1/96
David Brooks                                                    7,700                   $3.50                      9/16/97
Herbert Stein                                                  75,000                   $4.00                      12/31/97
JGC, Inc. (1)                                                  75,295                   $1.87                      12/17/97
Arthur Klusner (1)                                             17,500                   $1.87                      12/17/97
WG Trading Company LP                                         225,000                   $2.22                      10/31/96
Guli R. Rajani                                                 56,250                   $2.22                      10/31/96
Norman Shifrin                                                149,720                   $2.22                      10/31/96
Ruby Balter                                                    56,250                   $2.22                      10/31/96
Arnold Balter, IRA Rollover                                    56,250                   $2.22                      10/31/96
Lori Balter                                                    14,062                   $2.22                      10/31/96
Joan Kaufman                                                   28,125                   $2.22                      10/31/96
Douglas Black                                                 126,562                   $2.22                      10/31/96
Irmgard Kaufhold                                               35,705                   $2.22                      10/31/96
Harold Edrich                                                   6,060                   $2.22                      10/31/96
Jay M. Kulkin                                                  14,062                   $2.22                      10/31/96
Lee Frank                                                      70,312                   $2.22                      10/31/96
Jeffrey S. Podell                                              14,062                   $2.22                      10/31/96
Mitchell Weisner                                               28,125                   $2.22                      10/31/96
Phillip A. Witt                                                14,062                   $2.22                      10/31/96
Richard Vitello                                                14,062                   $2.22                      10/31/96
Morris B. Black                                               225,000                   $2.22                      10/31/96
Gabriel Mark Cerrone                                           14,062                   $2.22                      10/31/96
Rosalia Cerrone                                                28,125                   $2.22                      10/31/96

- -------------------

(1) The holder received its September 1992 Warrant as underwriting compensation.

         The table below sets forth the number of shares (an aggregate of 451,969) of the USAT Common stock being offered by certain of the Selling Stockholders pursuant to this Prospectus, the shares having been acquired by the stockholder after the exercise of a May 1994 Warrant (14,500 shares), a January 1996 Warrant (24,250 shares), a September 1992 Warrant (400,719 shares) or an Option (12,500 shares). None of the Selling Stockholders named in the table owns 1% or more of the outstanding shares of the USAT Common Stock before or after this offering. During the past three years none of these Selling Stockholders had any relationship with USAT other than as a securityholder of USAT except as indicated in a note to the table.

Name                                 Number of Shares                           Type of Warrant
- ----                                 ----------------                           ---------------
Jock Cameron(1)                              5,000                              January 1996
Douglas Allen(1)                            10,000                              May 1994
Floyd Staggs(1)                                500                              May 1994
Warren Montaldo(1)                           8,000                              January 1996
                                             4,000                              May 1994
James Whelan (1)                            11,250                              January 1996
Tuck Trainor                                23,000                              September 1992
Glenn Vittor (2)                            31,500                              September 1992
Mark J. Mallis                              28,125                              September 1992
Thomas Kaufman                              28,125                              September 1992
Irmgard Kaufhold                            13,514                              September 1992
Paul Bender                                 14,062                              September 1992
Marc and Andy Goldfarb                      14,062                              September 1992
John Lansing                                11,812                              September 1992
Gary Nadelman IRA                           56,250                              September 1992
Seymour Nadelman                            42,187                              September 1992
Syndie Nadleman                             84,375                              September 1992
Eugene Sorosky                              14,062                              September 1992
Jill H. Swid                                 7,925                              September 1992
Robin Swid                                   7,925                              September 1992
Scott L. Swid                                7,925                              September 1992
Stephen C. Swid                             15,870                              September 1992
Glenn A. Bergenfield (3)                    12,500                              N/A - Option

- ------------------------

(1)      Formerly employed by USAT or a subsidiary of USAT.

(2)      Received as underwriting compensation.

(3)      A former director of USAT.

                              PLAN OF DISTRIBUTION

         The holders of 3,402,674 shares of the USAT Common Stock, all of which shares are currently outstanding, have advised USAT that they may, from time to time, offer these shares pursuant to the Prospectus as Selling Stockholders at the prices then prevailing on the American Stock Exchange or in isolated transactions, at negotiated prices, with institutional or other investors and that they have engaged no underwriter to act for them, although sales may be effected for each of such holders through his, her or its personal broker-dealer.

         In addition, the holders of the Warrants (other than the December 17 Warrants) and the Options have advised USAT that, when and if they exercise their respective securities, they may, from time to time, sell the underlying shares of the USAT Common Stock in the manner described in the preceding paragraph. Because the 2,000,000 shares of the USAT Common Stock underlying the December 17 Warrants have been registered under the Securities Act pursuant to this Registration Statement and none of the holders of the December 17 Warrants is an affiliate of USAT as such term is defined in Rule 405 under the Securities Act, such holders will not, in the opinion of Gold & Wachtel, LLP, general counsel to USAT, require, after exercise of a December 17 Warrant in order to resell, a prospectus (a) naming him, her or it as a Selling Stockholder with respect to the shares of the USAT Common Stock issuable upon the exercise of the December 17 Warrants and (b) otherwise complying with Section 10(a)(3) of the Securities Act.

         USAT, its officers, directors, affiliates and the Selling Stockholders are obligated to take such steps as may be necessary to ensure that the offer and sale by such parties of the 9,755,275 shares of the USAT Common Stock offered by this Prospectus (the "Distribution") shall comply with the requirements of the federal securities laws, including Rule 10b-6 (the "Rule") and other applicable anti-manipulation provisions of the Exchange Act.

         In general, Rule 10b-6 under the Exchange Act prohibits any person connected with the Distribution from directly or indirectly bidding for, or purchasing for any account in which he, she or it has a beneficial interest, any shares of the USAT Common Stock or any right to purchase shares of the USAT Common Stock, or attempting to induce any person to purchase shares of the USAT Common Stock or rights to purchase shares of the USAT Common Stock, until after he, she or it has completed his, her or its participation in the Distribution.

         USAT has obtained joint and several agreements from its directors, officers and affiliates not to purchase any shares of the USAT Common Stock or other securities of the Company convertible into shares of the USAT Common Stock during the Distribution Period in violation of the Rules and Regulations promulgated under the Exchange Act, including, but not limited to, Rule 10(b)-6. These affiliated securityholders are jointly and severally subject to a nine-business day waiting ("cooling-off") period prior to their commencement of offers or sales of their securities. They cannot make any bids or purchases during this period and while the distribution herein continues. This Rule is equally applicable to non-affiliated Selling Stockholders engaged in the Distribution as well as the other Rule 10b-6 restrictions applicable to the Selling Stockholders.

         Because the Selling Stockholders will be subject to the anti-manipulation provisions of Rule 10b-6, USAT will send written notice to all of them by certified mail at least two business days prior to the effective date of this Prospectus explaining their obligations under the Rule which begins two days prior to the commencement of any distribution and continuing throughout the period until their offers and sales terminate.

         Unless granted an exemption by the Commission from Rule 10b-6, any soliciting broker-dealers will be prohibited from engaging in any market making activities in USAT's securities for the period from two business days prior to any solicitation activity or the termination of any right that the underwriter and soliciting broker-dealers may have to receive a fee for the exercise of warrants following such solicitation. As a result, soliciting broker-dealers may be unable to continue to provide a market for USAT's securities during certain periods while the warrants are exercisable.

         USAT is bearing all costs relating to the registration of the shares of the USAT Common Stock offered by this Prospectus (other than fees and expenses, if any, of counsel or other advisers to the Selling Stockholders). Any commissions, discounts or other fees payable to broker-dealers in connection with any sale of the USAT Common Stock will be borne by the Selling Stockholder selling such shares.


                                  LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for the Company by Gold & Wachtel, LLP, New York, New York.


                                MATERIAL CHANGES

         On July 3, 1996 Gary S. Wolff resigned from his positions as Chief Financial Officer, Chief Accounting Officer and Treasurer of USAT and as a director, Chief Financial Officer and Treasurer of Good Ideas and U.S. Drug. Effective that date, Joseph Bradley was elected Treasurer of USAT, Good Ideas and U.S. Drug and simultaneously designated as their Acting Chief Financial Officer and Acting Chief Accounting Officer.

         As of March 31, 1996, there were notes payable by USAT to U.S. Drug in the amount of $282,295 which, as extended, were due June 30, 1996. The indebtedness was repaid and USAT has authorized a loan of $500,000 to U.S. Drug which amount will be due December 31, 1996.

         USAT intends to call the Annual Meeting of Stockholders for October 22, 1996 at which time stockholders will be asked to elect two Class A Directors, to ratify the appointment of Ernst & Young LLP as auditors for fiscal 1997 and to approve a change of name of USAT to "Substance Abuse Technologies, Inc." The USAT Board intends, if the U.S. Drug Merger and the Good Ideas Merger are consummated, to merge all operating subsidiaries into USAT and operate as five operating divisions: one conducting alcohol testing operations (currently conduced by USAT), the second conducting drug testing operations (the intended operations of U.S. Drug), the third offering laboratory testing for alcohol and drugs (currently conducted by USAT's Biochemical Toxicology Laboratories ("Biotox") division), the fourth offering human resource provider operations (currently conducted by ProActive) and the fifth offering substance abuse programs (currently offered by RSA). There can be no assurance that either or both of the Mergers will be consummated or the reorganization otherwise effected.


                     COMMISSION POSITION ON INDEMNIFICATION

         The USAT Board of Directors has authorized indemnification of directors and officers of USAT to the fullest extent permitted by Delaware law.

         Section 145(a) of the GCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Under Section 145(b) of the GCL, a corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         In addition, under Section 145(f) of the GCL, the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of USAT pursuant to the foregoing provisions, or otherwise, USAT has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by USAT of expenses incurred or paid by a director, officer or controlling person of USAT in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, USAT will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

===============================================================================

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.


                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Available Information..................                                     2
Incorporation of Certain Information
   By Reference........................                                     4
The Company............................                                     5
Risk Factors...........................                                     6
Dilution...............................                                    14
Use of Proceeds........................                                    15
Selling Stockholders...................                                    16
Plan of Distribution...................                                    30
Legal Matters..........................                                    31
Material Changes.......................                                    31
Commission Position on Indemnification.                                    32


         UNTIL _______, 1996 (_____ DAYS AFTER THE DATE OF THE PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN SECURITIES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDER- WRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

===============================================================================


===============================================================================

                             U.S. ALCOHOL TESTING OF
                             AMERICA, INC.


                              2,000,000 SHARES OF COMMON
                              STOCK ($.01 PAR VALUE) ISSUABLE
                              UPON EXERCISE OF WARRANTS AND
                              9,755,275 SHARES OFFERED BY
                              SELLING STOCKHOLDERS






                                   PROSPECTUS





                              ____________ __, 1996

===============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                  The following is an estimate of expenses, except for the registration fee, to be incurred by U.S. Alcohol Testing of America, Inc. (the "Registrant" or "USAT") for the issuance and distribution of the securities being registered hereby.

                   Registration Fee.......................       $ 6,412
                   Accountants' Fees and Expenses.........         7,000
                   Legal Fees and Expenses................        15,000
                   Printing, Transfer Agent and
                     Other Miscellaneous Expenses.........        21,588
                                                                 -------
                                Total.....................       $50,000


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Board of Directors of the Registrant has authorized indemnification of directors and officers of the Registrant to the fullest extent permitted by Delaware law.

         Section 145(a) of the General Corporation Law of Delaware (the "GCL") permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Under Section 145(b) of the GCL, a corporation also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. However, in such an action by or on behalf of a corporation, no indemnification may be in respect of any claim, issue or matter as to which the person is adjudged liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         In addition, under Section 145(f) of the GCL, the indemnification provided by Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.


ITEM 16. EXHIBITS TO FORM S-3.

         All of the following exhibits designated with a footnote reference are incorporated herein by reference to a prior registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or a periodic report filed by USAT pursuant to Section 13 of the Securities Exchange Act of 1934, as amended. An exhibit marked with an asterisk is filed with this Registration Statement.

Number            Exhibits
- ------            --------
2(a)              Copy of Exchange of Stock Agreement and Plan of Reorganization
                  dated May 7, 1992 between Good Ideas Enterprises, Inc., a
                  Texas corporation ("Good Ideas Texas"), U.S. Alcohol & Drug
                  Testing International N.V. and David Brooks. (1)

2(b)              Copy of Agreement and Plan of Merger dated as of April 12,
                  1996 by and among USAT, Good Ideas Acquisition Corp. and Good
                  Ideas Enterprises, Inc., a Delaware corporation ("Good
                  Ideas"). (2)

2(c)              Copy of Agreement and Plan of Merger dated as of April 23,
                  1996 by and among USAT, U.S. Drug Acquisition Corp. and U.S.
                  Drug Testing, Inc. ("U.S. Drug"). (3)

Number            Exhibits
- ------            --------
2(d)              Copy of the Certificate of Merger of Good Ideas Texas with and into Good Ideas as filed on December 17, 1992.(1)

4(a)              Specimen of Common Stock certificate of USAT. (4)

4(b)              Specimen of Class "A" Cumulative and Convertible Preferred
                  Stock certificate of USAT. (4)

4(c) Specimen of Class "B" Non-Voting Preferred Stock certificate of USAT. (5)

4(d)              Form of Warrant Agreement dated December 17, 1990 between J.
                  Gregory & Company Inc. and USAT. (4)

4(d)(1)           Form of Underwriter's Warrant expiring December 17, 1997 of
                  USAT. (4)

4(e)              Form of Common Stock purchase warrant expiring October 31,
                  1996 of USAT. (5)

4(f)              Form of Common Stock purchase warrant. (6)

                  USAT's Common Stock purchase warrants expiring August 28,
                  1996, September 1, 1996, September 16, 1996, September 30,
                  1996, October 31, 1996, May 17, 1997, September 16, 1997,
                  November 1, 1997, December 17, 1997, December 31, 1997,
                  February 28, 1998, April 15, 1998, July 17, 1998, August 27,
                  1998, September 1, 1998, November 1, 1998, November 15, 1998,
                  December 13, 1998, December 20, 1998, December 27, 1998,
                  January 2, 1999, January 31, 1999, February 26, 1999, February
                  28, 1999, March 31, 1999, April 14, 1999, April 17, 1999, May
                  12, 1999, July 17, 1999, July 19, 1999, August 11, 1999,
                  December 31, 1999, January 29, 2000, October 19, 2000,
                  November 15, 2000, December 31, 2000, December 31, 2001, April
                  29, 2003, April 30, 2003, May 1, 2003, May 2, 2003, May 12,
                  2003, May 14, 2003, June 9, 2003, July 7, 2003 and July 18,
                  2003 are substantially identical to the form of Common Stock purchase warrant filed (by incorporation by reference) as
                  Exhibit 10(x) hereto except as to the name of the holder, the expiration date and the exercise price and, accordingly, pursuant to Instruction 2 to Item 601 of Regulation S-K under the Securities Act are not individually filed.

Number            Exhibits
- ------            --------
4(g)              Copy of Restricted Stock, Non-Qualified Option and Incentive
                  Stock Option Plan of USAT. (4)

4(g)(1) Form of Stock Option expiring August 1, 2004 issued pursuant to Exhibit 10(y) hereto. (7)

4(h)              Copy of Common Stock purchase warrant expiring December 13,
                  1998. (8)

4(i)              Form of Common Stock purchase warrant expiring May 20, 1999.
                  (9)

4(j)*             Form of Common Stock purchase warrant expiring December 17,
                  1999.

5(a)*             Opinion of Gold & Wachtel, LLP.

23(a)*            Consent of Wolinetz, Gottlieb & Lafazan, P.C.

23(b) Consent of Gold & Wachtel, LLP is included in their opinion filed as Exhibit 5 hereto.

23(c)*            Consent of Ernst & Young LLP.

- ------------------------

1. Filed as an exhibit to Good Ideas' Registration Statement on Form S-1, File No. 33-73494, and incorporated herein by this reference.

2. Filed as an Exhibit to Good Ideas Annual Report on Form 10-K for the fiscal year ended March 31, 1996 and incorporated herein by this reference.

3. Filed as an exhibit to U.S. Drug's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 and incorporated herein by this reference.

4. Filed as an exhibit to USAT's Registration Statement on Form S-18, File No. 33-29718, and incorporated herein by this reference.

5. Filed as an exhibit to USAT's Registration Statement on Form S-1, File No. 33-47855, and incorporated herein by this reference.

6. Filed as an exhibit to USAT's Registration Statement on Form S-1, File No. 33-43337, and incorporated herein by this reference.

7. Filed as an exhibit to USAT's Annual Report on Form 10-K for the fiscal year ended March 31, 1995 and incorporated herein by this reference.

8. Filed as an exhibit to USAT's Registration Statement on Form S-8 filed on March 5, 1996 and incorporated herein by this reference.

9. Filed as an exhibit to USAT's Current Report on Form 8-K filed on June 5, 1996 and incorporated herein by this reference.


ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to a registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 27, 1996.

                                       U.S. ALCOHOL TESTING OF AMERICA, INC.
                                                   (Registrant)


                                       By:     /s/ Robert Stutman
                                          -------------------------------------
                                               Robert Stutman
                                               Chairman, and
                                               Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this amendment to a registration statement has been signed by the following persons in the capacities indicated on August 27, 1996.

Signature                              Title
- ---------                              -----
/s/ Robert Stutman                     Principal Executive Officer
- -----------------------------          and Director
Robert Stutman


/s/ Joseph Bradley                     Acting Principal Financial and
- -----------------------------          Accounting Officer
Joseph Bradley


/s/ Alan I. Goldman                    Director
- -----------------------------
Alan I. Goldman


/s/ John C. Lawn                       Director
- -----------------------------
John C. Lawn


/s/ Peter M. Mark                      Director
- -----------------------------
Peter M. Mark


/s/ Linda H. Masterson                 Director
- -----------------------------
Linda H. Masterson


/s/ Lee S. Rosen                       Director
- -----------------------------
Lee S. Rosen

                                  EXHIBIT INDEX

                      U.S. ALCOHOL TESTING OF AMERICA, INC.
                       REGISTRATION STATEMENT ON FORM S-3
               EXHIBITS FILED WITH FORM S-3 REGISTRATION STATEMENT


Number   Exhibits                                                    Page Number
- ------   --------                                                    -----------


4(j)     Form of Common Stock purchase warrant                           E-1
         expiring December 17, 1999.

5(a)     Opinion of Gold & Wachtel, LLP.                                 E-10

23(a)    Consent of Wolinetz, Gottlieb &                                 E-12
         Lafazan, P.C.

23(c)    Consent of Ernst & Young LLP.                                   E-13